UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010 (May 6, 2010)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska		68179
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 6, 2010, in Salt Lake City, Utah (the Meeting). Of the 505,905,383 shares outstanding and entitled to vote at the Meeting, 439,559,546 shares were present at the Meeting in person or by proxy, constituting a quorum of 86.89%. The shareholders of the Company’s common stock considered and voted upon four proposals at the Meeting.

Proposal 1 – Election of Directors

The holders of the common stock of the Company elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2011 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions or Broker Non-Votes
Andrew H. Card, Jr.	396,365,232	2,231,778	40,962,534
Erroll B. Davis, Jr.	396,017,656	2,578,973	40,962,915
Thomas J. Donohue	326,167,260	68,936,929	44,455,356
Archie W. Dunham	396,413,586	2,188,598	40,957,360
Judith Richards Hope	393,643,751	4,965,261	40,950,533
Charles C. Krulak	396,505,036	2,105,947	40,948,562
Michael R. McCarthy	396,622,413	1,961,711	40,975,421
Michael W. McConnell	396,488,855	2,103,181	40,967,509
Thomas F. McLarty III	396,338,228	2,266,138	40,955,179
Steven R. Rogel	361,673,828	36,930,282	40,955,435
Jose H. Villarreal	379,781,718	18,799,472	40,978,355
James R. Young	386,600,820	12,043,330	40,915,394

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2010

The holders of the Company’s common stock voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010 by the following count:

Votes For	Votes Against	Abstentions or Broker Non- Votes
433,850,644	5,081,636	627,266

Proposal 3 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Company adopt a policy that the Chairman of the Board of Directors not be a previous CEO of the Company and qualify as an independent director under the definition set forth in the listing standards of the New York Stock Exchange. The holders of the Company’s common stock voted against Proposal 3 by the following count:

Votes For	Votes Against	Abstentions or Broker Non- Votes
81,037,646	316,535,017	41,986,882

Proposal 4 – Shareholder Proposal to Adopt Simple Majority Vote

A shareholder of the Company submitted a proposal requesting that the Board of Directors take the necessary steps to eliminate any super-majority voting standards in the Company’s Articles of Incorporation and/or By-Laws by adopting a majority voting standard for all shareholder votes. The holders of the common stock of the Company voted for Proposal 4 by the following count:

Votes For	Votes Against	Abstentions or Broker Non- Votes
330,260,722	66,732,613	42,566,210

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel